                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):    December 5, 1997
                                                     -----------------


                          Banyan Systems Incorporated
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            (Exact Name of Registrant as Specified in Its Charter)



                                 Massachusetts
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                (State or Other Jurisdiction of Incorporation)


        0-20364                                          04-2798394
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(Commission File Number)                  (I.R.S. Employer Identification No.)


                     120 Flanders Road, Westboro, MA 01581
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(Address of Principal Executive Offices)                        (Zip Code)

                                (508) 898-1000
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             (Registrant's Telephone Number, Including Area Code)


                                Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  OTHER EVENTS.
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     Banyan Systems Incorporated, a Massachusetts corporation (the "Company"), has been in discussions with The Nasdaq Stock Market, Inc. ("Nasdaq") concerning the continued listing of the Company's Common Stock on the Nasdaq National Market ("NNM"). Nasdaq has granted the Company an exception with respect to the Company's failure to comply with the NNM continued listing criteria as of June 30, 1997 and informed the Company that its Common Stock can remain listed on NNM, provided that, on or before January 31, 1998, the Company must make a public filing with the Securities and Exchange Commission and Nasdaq evidencing a minimum of $5 million in net tangible assets and must demonstrate compliance with all NNM requirements for continued listing. There can be no assurance that the Company's efforts to satisfy these requirements will be successful. The delisting of the Company's Common Stock from NNM may adversely affect the liquidity of the Company's Common Stock.
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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 1997                    BANYAN SYSTEMS INCORPORATED




                                          By: /s/ Richard M. Spaulding
                                              ---------------------------------
                                                  Richard M. Spaulding
                                                  Vice President, Treasurer and
                                                  Chief Financial Officer